Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2014 Stock Incentive Plan of Magnetek, Inc. of our report dated March 21, 2014, with respect to the consolidated financial statements and schedule of Magnetek, Inc. for the fiscal year ended December 29, 2013 included in its annual report on Form 10-K filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP
Milwaukee, Wisconsin
May 23, 2014